Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Sequential Brands Group, Inc. of our report dated March 31, 2014 on our audit of the consolidated financial statements of Sequential Brands Group, Inc. and Subsidiaries as of December 31, 2013 and for the year then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP

New York, New York

September 5, 2014